SUB-ITEM 77Q1(e)

                                AMENDMENT NO. 8
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of November 3, 2003, amends the Master Investment Advisory Agreement (the "Agreement"), dated September 11, 2000, between AIM Investment Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                  WITNESSETH:

         WHEREAS, the parties desire to amend the Agreement to add three portfolios, AIM Trimark Endeavor Fund, AIM Trimark Fund and AIM Trimark Small Companies Fund, to the Agreement;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                  "APPENDIX A
                           FUNDS AND EFFECTIVE DATES



NAME OF FUND                               EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                               ------------------------------------

AIM Developing Markets Fund                            September 1, 2001

AIM Global Energy Fund                                 September 1, 2001

AIM Global Financial Services Fund                     September 11, 2000

AIM Global Health Care Fund                            September 1, 2001

AIM Global Science and Technology Fund                 September 1, 2001

AIM Libra Fund                                         November 1, 2002

AIM Trimark Endeavor Fund                              November 3, 2003

AIM Trimark Fund                                       November 3, 2003

AIM Trimark Small Companies Fund                       November 3, 2003

                                   APPENDIX B
                          COMPENSATION TO THE ADVISOR


         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                          AIM DEVELOPING MARKETS FUND
                            AIM GLOBAL ENERGY FUND
                      AIM GLOBAL FINANCIAL SERVICES FUND
                          AIM GLOBAL HEALTH CARE FUND
                    AIM GLOBAL SCIENCE AND TECHNOLOGY FUND

NET ASSETS                                                          ANNUAL RATE
----------                                                          -----------
First $500 million...............................................   0.975%
Next $500 million................................................   0.95%
Next $500 million................................................   0.925%
On amounts thereafter............................................   0.90%

                           AIM TRIMARK ENDEAVOR FUND

NET ASSETS                                                          ANNUAL RATE
----------                                                          -----------
First $1 billion.................................................   0.80%
On amounts thereafter............................................   0.75%

                                AIM LIBRA FUND
                               AIM TRIMARK FUND
                       AIM TRIMARK SMALL COMPANIES FUND

NET ASSETS                                                          ANNUAL RATE
----------                                                          -----------
First $1 billion.................................................   0.85%
On amounts thereafter............................................   0.80%"

         2. Section 20 of the Agreement is hereby deleted in its entirety and replaced with the following:

                           "20. License Agreement. The Trust shall have the
                  non-exclusive right to use the name "AIM" to designate any current or future series of shares only so long as A I M Advisors, Inc. serves as investment manager or advisor to the Trust with respect to such series of shares. The Trust shall also have the non-exclusive right to use the name "AIM Trimark" to designate any current or future series of shares only so long as A I M Advisors, Inc. serves as investment manager or advisor to the Trust and AIM Funds Management Inc. serves as investment sub-advisor with respect to such series of shares."


         3. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                            AIM INVESTMENT FUNDS


Attest:   /s/ John H. Lively                By:    /s/ Kevin M. Carome
          ----------------------------             ---------------------------
              Assistant Secretary                     Kevin M. Carome
                                                      Senior Vice President


(SEAL)

                                            A I M ADVISORS, INC.


Attest:   /s/ John H. Lively                By:    /s/ Mark H. Williamson
          ----------------------------             ---------------------------
              Assistant Secretary                     Mark H. Williamson
                                                      President


(SEAL)